UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – January 16, 2003

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Item 5. Other Events

We are filing this Form 8-K to disclose changes in the way we report the results of our operating segments. This change in presentation is being made to reflect the way we measure recurring operations in evaluating segment performance. In the new presentation, the effects of unusual items not considered part of the segment’s operating performance and evaluation are now included in a new caption called “Unallocated corporate income (expense), net.” As discussed below, we have changed the way we report income or expense for our qualified defined benefit pension plans and the expense for our stock-based Long-Term Incentive Performance Award Program (LTIP) in our segment results. We will also now report our corporate activities in “Unallocated corporate income (expense), net” and have eliminated the “Corporate and Other” operating segment.

These changes in reporting of our segment operating results are consistent with the methodology we recently adopted for our 2003 operating plan. As required by Statement of Financial Accounting Standards (SFAS) No. 131 “Disclosures about Segments of an Enterprise and Related Information,” we have reclassified all prior periods to conform the reporting of our segment operating results to the measurement used by our senior management to evaluate our segments’ operating performance.

SFAS No. 87 “Employers Accounting for Pensions” determines pension income or expense for financial reporting purposes under Generally Accepted Accounting Principles (GAAP), not necessarily the funding requirements of pension plans, which are determined by other factors. A major factor for determining pension funding requirements is the Cost Accounting Standard (CAS) that governs the extent of allocability and recoverability for pension costs on government contracts.

Previously, our segment operating results included pension income as determined under SFAS No. 87. This amount consisted of pension expense as determined and funded in accordance with CAS rules (CAS pension expense) and an adjustment (SFAS/CAS income adjustment) to reconcile the CAS expense to the SFAS No. 87 pension income. The CAS pension expense is recovered through the pricing of our products and services and as such, recognized as net sales in the respective segments.

Our segment operating results will now only include pension expense as determined under CAS rules and the resulting net sales effect. The SFAS/CAS income adjustment will now be included in a reconciling line item called “Unallocated corporate income (expense), net” to determine the total consolidated results under GAAP.

We do not include the cost of stock-based award programs in segment results, since this cost is not included in senior management’s evaluation of our segment operating performance. Consequently, all stock-based costs, including those of our LTIP plan, will also be reported in “Unallocated corporate income (expense), net” rather than allocated to the operating segments as was previously the case.

The Corporation operates in four operating segments. Following is a brief description of the activities of each business segment:

•
Systems Integration – Engaged in the design, development, integration and production of high performance systems for undersea, shipboard, land, and airborne applications. Major product lines include missiles and fire control systems; air and theater missile defense systems; surface ship and submarine combat systems; anti-submarine and undersea warfare systems; avionics and ground combat vehicle integration; radars; platform integration services; command, control, communications, computers and intelligence (C4I) systems for naval, airborne and ground applications; surveillance and reconnaissance systems; air traffic control systems; simulation and training systems; and postal automation systems.

•
Space Systems – Engaged in the design, development, engineering and production of civil, commercial and military space systems. Major product lines include spacecraft, space launch vehicles and manned space systems; their supporting ground systems and services; and strategic fleet ballistic missiles. In addition to its consolidated business units, the segment has investments in joint ventures that are principally engaged in businesses, which complement and enhance other activities of the segment.

•
Aeronautics – Engaged in design, research and development, systems integration, production and support of advanced military aircraft and related technologies. Its customers include the military services of the United States and allied countries throughout the world. Major products and programs include the F-16 multi-role fighter, F/A-22 air dominance fighter, F-35 Joint Strike Fighter, T-50 advanced trainer, C-130 and C-130J tactical airlift aircraft, C-5 strategic airlift, and support for the F-117 stealth fighter, and special mission and reconnaissance aircraft, the P-3 Orion, S-3 Viking and U-2.

•
Technology Services – Provides a wide array of management, engineering, scientific, logistic and information services to federal agencies and other customers. Major product lines include e-commerce, enterprise information services, software modernization, information assurance and data center management primarily for Department of Defense and civil government agencies, and also for commercial customers; engineering, science and information services for NASA; aircraft and engine maintenance and modification services; management, operation, maintenance, training, and logistics support for military and civilian systems; launch, mission, and analysis services for military, classified and commercial satellites; and research, development, engineering and science in support of nuclear weapons stewardship and naval reactor programs.

Unallocated corporate income (expense), net includes earnings and losses from our equity investments (mainly telecommunications), interest income, corporate costs not allocated to the operating segments, unusual items not considered part of the segment’s operating performance, the SFAS/CAS income adjustment, stock-based costs and other miscellaneous corporate activity.

The following segment information has been reclassified from amounts previously reported to reflect the above noted changes.

Selected Financial Data by Business Segment –
(Unaudited)

	Nine Months Ended September 30,		Year Ended December 31,
	2002	2001	2001	2000
	(In millions)
Net sales
Systems Integration	$6,586	$6,282	$9,014	$9,647
Space Systems	5,496	5,023	6,836	7,339
Aeronautics	4,549	3,362	5,355	4,885
Technology Services	2,157	1,972	2,763	2,649

Operating segments	18,788	16,639	23,968	24,520

Other	10	17	22	21

Total net sales	$18,798	$16,656	$23,990	$24,541

Operating profit
Systems Integration	$662	$629	$906	$981
Space Systems	335	272	360	345
Aeronautics	309	225	329	280
Technology Services	122	89	114	106

Segment operating profit	1,428	1,215	1,709	1,712

Unallocated corporate income (expense), net	148	(134)	(602)	(310)
SFAS No. 142 adoption impact	0	(205)	(274)	(297)

Reconciling items subtotal	148	(339)	(876)	(607)

Total operating profit	$1,576	$876	$833	$1,105

See accompanying notes to selected financial data by business segment

Selected Financial Data by Business Segment (continued) –
(Unaudited)

	Quarter Ended
	September 30, 2002	June 30, 2002	March 31, 2002
	(In millions)
Net sales
Systems Integration	$2,253	$2,245	$2,088
Space Systems	1,843	1,783	1,870
Aeronautics	1,668	1,547	1,334
Technology Services	776	711	670

Operating segments	6,540	6,286	5,962

Other	2	4	4

Total net sales	$6,542	$6,290	$5,966

Operating profit
Systems Integration	$232	$223	$207
Space Systems	112	111	112
Aeronautics	107	110	92
Technology Services	44	41	37

Segment operating profit	495	485	448

Unallocated corporate income, net	81	41	26

Total operating profit	$576	$526	$474

See accompanying notes to selected financial data by business segment

Selected Financial Data by Business Segment (continued) –
(Unaudited)

	Quarter Ended
	December 31, 2001	September 30, 2001	June 30, 2001	March 31, 2001
	(In millions)
Net sales
Systems Integration	$2,732	$2,237	$2,165	$1,880
Space Systems	1,813	1,793	1,808	1,422
Aeronautics	1,993	1,449	1,058	855
Technology Services	791	734	654	584

Operating segments	7,329	6,213	5,685	4,741
Other	5	8	3	6

Total net sales	$7,334	$6,221	$5,688	$4,747

Operating profit
Systems Integration	$277	$220	$214	$195
Space Systems	88	106	98	68
Aeronautics	104	93	70	62
Technology Services	25	32	29	28

Segment operating profit	494	451	411	353

Unallocated corporate income (expense), net	(468)	(325)	82	109
SFAS No. 142 adoption impact	(69)	(68)	(68)	(69)

Reconciling items subtotal	(537)	(393)	14	40

Total operating profit	$(43)	$58	$425	$393

See accompanying notes to selected financial data by business segment

Notes to Selected Financial Data by Business Segment

1.
As a result of our adoption of SFAS No. 142 as of January 1, 2002, goodwill is no longer being amortized and the estimated remaining useful life of the contract intangible asset related to the F-16 program was extended. In connection with the adoption of the new standard, goodwill amortization expense and the impact of the change in the estimated remaining useful life of the

F-16 intangible asset is now reflected in the reconciling line item “SFAS No. 142 Adoption Impact” for all periods prior to January 1, 2002. This reclassification provides our management with consistent financial information for evaluating the comparative performance of our operating segments. In the 2002 quarterly reports, these amounts were included in the “Corporate and Other” segment results.

2.
In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” Among other things, the Statement generally prohibits the classification of gains or losses from the early extinguishment of debt as extraordinary items, and therefore rescinds the previous requirement to do so. Gains and losses from previously reported early debt repayments are required to be reclassified. In the third quarter of 2002, we elected to adopt the Statement and, accordingly, reclassified all previously reported losses on early repayments of debt to other income and expenses, net. Our management does not view such losses as resulting from recurring operations, and as such, they are presented in “Unallocated corporate income (expense), net.” This change resulted in the reduction of operating profit reported for the years ended December 31, 2001 and 2000 by $55 million and $146 million, respectively.

3.
The CAS pension funding and (expense) reported in the operating segments and the SFAS No. 87 pension income (expense) amounts for the periods presented in the selected financial data exhibits are shown in the table below. The differences between the SFAS No. 87 and CAS amounts represent the adjustment recorded in “Unallocated corporate income (expense), net” that is necessary to report our consolidated operating profit on a GAAP basis.

	Nine Months Ended September 30,		Year Ended December 31,
	2002	2001	2001	2000
	(In millions)
SFAS No. 87 income	$108	$248	$354	$302
CAS funding and (expense)	(61)	(4)	(6)	(7)

SFAS/CAS income adjustment	$169	$252	$360	$309

	Quarter Ended
	September 30, 2002	June 30, 2002	March 31, 2002
		(In millions)
SFAS No. 87 income	$41	$35	$32
CAS funding and (expense)	(23)	(20)	(18)

SFAS/CAS income adjustment	$64	$55	$50

	Quarter Ended
	December 31, 2001	September 30, 2001	June 30, 2001	March 31, 2001
	(In millions)
SFAS No. 87 income	$106	$92	$82	$74
CAS funding and (expense)	(2)	(2)	(1)	(1)

SFAS/CAS income adjustment	$108	$94	$83	$75

4.
As previously reported, operating profit from continuing operations for the years ended December 31, 2001 and 2000 included the impact of the following items. There were no such items for the nine months ended September 30, 2002.

Operating profit (loss)
(In millions)
Year ended December 31, 2001
Write-off of investment in Astrolink and related costs	$(387)
Write-down of investment in Loral Space	(361)
Loss from exiting Global Telecommunications services business	(176)
Gain on sale of surplus real estate	111
Impairment charge related to Americom Asia-Pacific	(100)
Loss on early repayment of debt	(55)
Other portfolio shaping activities	(5)

$(973)

Operating profit (loss)
(In millions)
Year ended December 31, 2000
Loss related to sale of AES	$(598)
Gain on sale of Control Systems	302
Loss on early repayment of debt	(146)
Charge related to Globalstar guarantee	(141)
Impairment charge related to ACeS	(117)
Partial reversal of CalComp reserve	33
Gain on sales of surplus real estate	28
Other portfolio shaping activities	(46)

$(685)

LOCKHEED MARTIN CORPORATION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOCKHEED MARTIN CORPORATION (Registrant)

Date:	January 16, 2003	by:	/s/ Rajeev Bhalla
Rajeev Bhalla Vice President and Controller (Chief Accounting Officer)